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                                                                     EXHIBIT 5.1

                                  January 31, 2000

Tenaska Georgia Partners, L.P.
1044 N. 115 Street, Suite 400
Omaha, Nebraska 68154-4446

Ladies and Gentlemen:

    We have acted as counsel to Tenaska Georgia Partners, L.P., a Delaware limited partnership (the "Partnership"), in connection with the offer to exchange (the "Exchange Offer") up to $275,000,000 aggregate principal amount of its 9.50% Senior Secured Bonds due 2030 (the "New Bonds"), pursuant to an offering registered under the Securities Act of 1933 (the "Act"), for an equal principal amount of its outstanding 9.50% Senior Secured Bonds due 2030 (the "Old Bonds"), including the preparation of the prospectus relating to the New Bonds (the "Prospectus") contained in the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") by the Partnership for the purpose of such registration. The Old Bonds have been, and the New Bonds will be, issued pursuant to a Trust Indenture dated as of November 1, 1999 (the "Indenture") between the Partnership and The Chase Manhattan Bank, as Trustee and Depositary Bank (the "Trustee").

    In our capacity as such counsel, we have reviewed the Indenture, the form of the New Bonds, the Registration Statement and such other partnership records, agreements, documents and other instruments of the Partnership as in effect on the date hereof, and satisfied ourselves as to such other matters, as we have deemed necessary or appropriate as a basis for this opinion. In such review, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, conformed or photostatic copies or forms and the authenticity of the originals of such latter documents. We have assumed that the Indenture constitutes (subject to the same qualifications as are contained in this opinion) the valid and legally binding agreement of the Trustee.

    Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, when the New Bonds are duly executed by the Partnership and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered in exchange for the Old Bonds in accordance with the Exchange Offer as described in the Registration Statement, which shall have been declared effective by the Commission, the New Bonds will constitute the valid and legally binding obligations of the Partnership enforceable against the Partnership in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other laws affecting creditors' rights generally, general equitable principles (regardless of whether considered in a proceeding in equity or at law) and requirements of reasonableness, good faith and fair dealing.

    We are members of the Bar of the State of New York and, for purposes of this opinion, do not hold ourselves out as experts on the law of any jurisdiction other than the law of the State of New York and the Delaware General Corporation Law. We are generally familiar with the Delaware Revised Uniform Limited Partnership Act and have made such inquiries in respect thereof as we consider necessary to render this opinion. This opinion is limited to matters governed by the law of the State of New York, the Delaware General Corporation Law and the Delaware Revised Uniform Limited Partnership Act.
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    We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,
                                          /s/ Winthrop, Stimson, Putnam &
                                          Roberts

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